TABLE OF CONTENTS

	Page
Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2025 and 2024	2
Condensed Consolidated Statements of Comprehensive (Loss) Income for the three and nine months ended September 30, 2025 and 2024	3
Condensed Consolidated Balance Sheets as of September 30, 2025 and December 31, 2024	4
Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2025 and 2024	5
Notes to Condensed Consolidated Financial Statements	6

ANYWHERE REAL ESTATE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2025	2024	2025	2024
Revenues				
Gross commission income	$ 1,323	$ 1,242	$ 3,680	$ 3,525
Service revenue	165	156	457	434
Franchise fees	104	98	278	269
Other	34	39	97	102
Net revenues	1,626	1,535	4,512	4,330
Expenses				
Commission and other agent-related costs	1,067	998	2,969	2,832
Operating	306	287	886	845
Marketing	50	51	143	143
General and administrative	111	111	303	303
Former parent legacy (benefit) cost, net	—	(1)	(2)	1
Restructuring and merger-related costs, net	14	6	38	24
Impairments	1	1	7	9
Depreciation and amortization	48	48	143	151
Interest expense, net	47	38	119	117
Gain on the early extinguishment of debt	—	(7)	(2)	(7)
Other income, net	(1)	—	(6)	(1)
Total expenses	1,643	1,532	4,598	4,417
(Loss) income before income taxes, equity in earnings and noncontrolling interests	(17)	3	(86)	(87)
Income tax expense (benefit)	—	2	(15)	(15)

Equity in earnings of unconsolidated entities	(4)	(6)	(8)	(8)
Net (loss) income	(13)	7	(63)	(64)
Less: Net income attributable to noncontrolling interests	—	—	(1)	—
Net (loss) income attributable to Anywhere and Anywhere Group	$ (13)	$ 7	$ (64)	$ (64)
(Loss) earnings per share attributable to Anywhere shareholders:				
Basic (loss) earnings per share	$ (0.12)	$ 0.06	$ (0.57)	$ (0.58)
Diluted (loss) earnings per share	$ (0.12)	$ 0.06	$ (0.57)	$ (0.58)
Weighted average common and common equivalent shares of Anywhere outstanding:				
Basic	112.0	111.3	111.8	111.1
Diluted	112.0	112.2	111.8	111.1

See Notes to Condensed Consolidated Financial Statements.

2

ANYWHERE REAL ESTATE INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(In millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2025	2024	2025	2024
Net (loss) income	$ (13)	$ 7	$ (63)	$ (64)
Currency translation adjustment	(1)	1	—	—
Defined benefit pension plan—amortization of actuarial gain (loss) to periodic pension cost	1	1	2	1
Other comprehensive income, before tax	—	2	2	1
Income tax expense related to items of other comprehensive income amounts	—	1	—	1
Other comprehensive income, net of tax	—	1	2	—
Comprehensive (loss) income	(13)	8	(61)	(64)
Less: comprehensive income attributable to noncontrolling interests	—	—	(1)	—
Comprehensive (loss) income attributable to Anywhere and Anywhere Group	$ (13)	$ 8	$ (62)	$ (64)

See Notes to Condensed Consolidated Financial Statements.

3

ANYWHERE REAL ESTATE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	September 30, 2025	December 31, 2024
ASSETS		
Current assets:		
Cash and cash equivalents	$ 139	$ 118
Restricted cash	6	6
Trade receivables (net of allowance for doubtful accounts of $20 and $17)	133	101
Relocation receivables	244	150
Other current assets	200	206
Total current assets	722	581
Property and equipment, net	242	247
Operating lease assets, net	304	331
Goodwill	2,499	2,499
Trademarks	584	584
Franchise agreements, net	771	821
Other intangibles, net	90	106
Other non-current assets	531	467
Total assets	$ 5,743	$ 5,636
LIABILITIES AND EQUITY		
Current liabilities:		
Accounts payable	$ 114	$ 101
Securitization obligations	180	140
Current portion of long-term debt	451	490
Current portion of operating lease liabilities	95	105
Accrued expenses and other current liabilities	575	553
Total current liabilities	1,415	1,389
Long-term debt	2,125	2,031
Long-term operating lease liabilities	259	284
Deferred income taxes	189	207
Other non-current liabilities	235	155
Total liabilities	4,223	4,066
Commitments and contingencies (Note 6)		
Equity:		
Anywhere preferred stock: $0.01 par value; 50,000,000 shares authorized, none issued and outstanding at September 30, 2025 and December 31, 2024	—	—
Anywhere common stock: $0.01 par value; 400,000,000 shares authorized, 112,023,820 shares issued and outstanding at September 30, 2025 and 111,261,825 shares issued and outstanding at December 31, 2024	1	1
Additional paid-in capital	4,838	4,827
Accumulated deficit	(3,283)	(3,219)
Accumulated other comprehensive loss	(40)	(42)
Total stockholders' equity	1,516	1,567
Noncontrolling interests	4	3
Total equity	1,520	1,570
Total liabilities and equity	$ 5,743	$ 5,636

See Notes to Condensed Consolidated Financial Statements.

4

ANYWHERE REAL ESTATE INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In millions) (Unaudited) Operating Activities Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ (63) $ (64) Adjustments to reconcile net loss to net cash (used in) provided by operating activities: Depreciation and amortization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 143 151 Deferred income taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (19) (17) Impairments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7 9 Amortization of deferred financing costs and debt premium . . . . . . . . . . . . . . . . . . . . . . . . . . . 6 6 Gain on the early extinguishment of debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (2) (7) Gain on the sale of businesses, investments or other assets, net . . . . . . . . . . . . . . . . . . . . . . . . . (5) — Equity in earnings of unconsolidated entities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (8) (8) Stock-based compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13 12 Other adjustments to net loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (2) (3) Net change in assets and liabilities, excluding the impact of acquisitions and dispositions: Trade receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (31) (19) Relocation receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (93) (61) Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26 69 Accounts payable, accrued expenses and other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . 13 (18) Dividends received from unconsolidated entities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11 2 Other, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (11) (15) Net cash (used in) provided by operating activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (15) 37 Investing Activities Property and equipment additions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (69) (54) Net proceeds from the sale of businesses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1 — Proceeds from the sale of investments in unconsolidated entities . . . . . . . . . . . . . . . . . . . . . . . . . . 6 — Other, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6 — Net cash used in investing activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (56) (54) Financing Activities Net change in Revolving Credit Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (75) 215 Repayment of Term Loan A Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — (194) Proceeds from issuance of Senior Secured Second Lien Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . 500 — Repurchases of Exchangeable Senior Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (361) — Repurchases and redemption of Senior Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — (19) Amortization payments on term loan facilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — (12) Net change in securitization obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40 33 Debt issuance costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (10) — Cash paid for fees associated with early extinguishment of debt . . . . . . . . . . . . . . . . . . . . . . . . . . . (2) — Taxes paid related to net share settlement for stock-based compensation . . . . . . . . . . . . . . . . . . . . (2) (3) Proceeds from sale of equity interest in certain title and escrow entities . . . . . . . . . . . . . . . . . . . . . 19 — Other, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (18) (17) Net cash provided by financing activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 91 3 Effect of changes in exchange rates on cash, cash equivalents and restricted cash . . . . . . . . . . . . . 1 1 Net increase (decrease) in cash, cash equivalents and restricted cash . . . . . . . . . . . . . . . . . . . . . . . 21 (13) Cash, cash equivalents and restricted cash, beginning of period . . . . . . . . . . . . . . . . . . . . . . . . . . . 124 119 Cash, cash equivalents and restricted cash, end of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 145 $ 106 Supplemental Disclosure of Cash Flow Information Interest payments (including securitization interest of $7 and $8, respectively) . . . . . . . . . . . . . . . $ 109 $ 111 Income tax (refunds) payments, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (26) 1 Nine Months Ended September 30, 2025 2024 See Notes to Condensed Consolidated Financial Statements. 5 ANYWHERE REAL ESTATE INC. NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unless otherwise noted, all amounts are in millions) (Unaudited) 1. BASIS OF PRESENTATION Anywhere Real Estate Inc. ("Anywhere" or the "Company") is a holding company for its consolidated subsidiaries including Anywhere Intermediate Holdings LLC ("Anywhere Intermediate") and Anywhere Real Estate Group LLC ("Anywhere Group") and its consolidated subsidiaries. Anywhere, through its subsidiaries, is a global provider of residential real estate services. Neither Anywhere, the indirect parent of Anywhere Group, nor Anywhere Intermediate, the direct parent company of Anywhere Group, conducts any operations other than with respect to its respective direct or indirect ownership of Anywhere Group. As a result, the consolidated financial positions, results of operations, comprehensive (loss) income and cash flows of Anywhere, Anywhere Intermediate and Anywhere Group are the same. The accompanying Condensed Consolidated Financial Statements include the financial statements of Anywhere. Anywhere's only asset is its investment in the common stock of Anywhere Intermediate, and Anywhere Intermediate's only asset is its investment in Anywhere Group. Anywhere's only obligations are its guarantees of certain borrowings and certain franchise obligations of Anywhere Group. All expenses incurred by Anywhere and Anywhere Intermediate are for the benefit of Anywhere Group. The Condensed Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America and with Article 10 of Regulation S-X. Interim results may not be indicative of full year performance because of seasonal and short-term variations. The Company has eliminated all material intercompany transactions and balances between entities consolidated in these financial statements. In presenting the Condensed Consolidated Financial Statements, management makes estimates and assumptions that affect the amounts reported and the related disclosures. Estimates, by their nature, are based on judgment and available information. Accordingly, actual results could differ materially from those estimates. In management's opinion, the accompanying unaudited Condensed Consolidated Financial Statements reflect all normal and recurring adjustments necessary for a fair statement of Anywhere's financial position as of September 30, 2025 and the results of operations and comprehensive (loss) income for the three and nine months ended September 30, 2025 and 2024 and cash flows for the nine months ended September 30, 2025 and 2024. The Consolidated Balance Sheet at December 31, 2024 was derived from audited annual financial statements but does not contain all of the footnote disclosures from the annual financial statements. The Condensed Consolidated Financial Statements should be read in conjunction with the audited Consolidated Financial Statements and notes thereto included in the Annual Report on Form 10-K for the year ended December 31, 2024. The Company reports its operations in the following three business segments: • Anywhere Brands ("Franchise Group")—franchises a portfolio of well-known, industry-leading franchise brokerage brands, including Better Homes and Gardens® Real Estate, Century 21®, Coldwell Banker®, Coldwell Banker Commercial®, Corcoran®, ERA® and Sotheby's International Realty®. This segment also includes the Company's global relocation services operation through Cartus® Relocation Services ("Cartus") and lead generation activities through Anywhere Leads Inc. ("Leads Group"). • Anywhere Advisors ("Owned Brokerage Group")—operates a full-service real estate brokerage business under the Coldwell Banker®, Corcoran® and Sotheby’s International Realty® brand names in many of the largest metropolitan areas in the U.S. This segment also includes the Company's share of equity earnings or losses from the Company's minority-owned real estate auction joint venture. • Anywhere Integrated Services ("Title Group")—provides full-service title, escrow and settlement services to consumers, real estate companies, corporations and financial institutions primarily in support of residential real estate transactions. This segment also includes the Company's share of equity earnings or losses from Guaranteed Rate Affinity, the Company's minority-owned mortgage origination joint venture, and from the Company's minority-owned title insurance underwriter joint venture. 6 Merger Agreement On September 22, 2025, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Compass and Velocity Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Compass ("Merger Sub"), pursuant to which, and subject to the terms and conditions thereof, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Compass. Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each share of the Company's common stock will be converted into the right to receive 1.436 fully paid and nonassessable shares of Compass class A common stock. If the Merger is consummated, the shares of the Company's common stock will be delisted from the New York Stock Exchange and deregistered under the Exchange Act. The consummation of the Merger remains subject to the satisfaction or waiver of certain customary closing conditions including, but not limited to, approval of the merger by the Company's stockholders, approval of the share issuance by Compass' stockholders and receipt of regulatory approvals. The Merger Agreement contains termination rights for each of the Company and Compass, including, but not limited to, either party's right to terminate the Merger Agreement (a) if the Merger has not closed by September 22, 2026, subject to three automatic extensions of three months each if on each such date all of the closing conditions, except those relating to regulatory approvals have been satisfied or waived (as such date may be extended in accordance with the terms of the Merger Agreement, the "Outside Date"), (b) if there exists a final and nonappealable law or order prohibiting the Merger, (c) in the case of termination by Compass, if there is a failure to receive approval by our stockholders, or in the case of termination by us, if there is a failure to receive approval by stockholders of Compass, or (d) in the event of a material uncured breach by either party of its representations, warranties, covenants or other agreements under the Merger Agreement. Upon termination of the Merger Agreement under certain specified circumstances, a termination fee of $200 million will be payable by the Company or Compass, as applicable. In addition, upon termination of the Merger Agreement because certain required regulatory clearances are not obtained before the Outside Date or if the Merger is permanently enjoined, Compass will be required to pay the Company a termination fee of $350 million. The Merger Agreement also provides that either party may seek to compel the other party to specifically perform its obligations under the Merger Agreement. The Merger Agreement includes customary representations and warranties of both the Company, on the one hand, and Compass and Merger Sub, on the other hand, as well as customary covenants from the parties, including relating to the conduct of the Company’s and Compass’s respective businesses during the period between the execution of the Merger Agreement and the effective time of the Merger, among other matters. On September 22, 2025, Robert L. Reffkin (Compass Chairman and CEO) and certain funds affiliated with Mr. Reffkin, who, as of the date of the Merger Agreement, held and had the power to vote or direct the voting of approximately 29.6% of the issued and outstanding voting power of Compass common stock, entered into a voting and support agreement with Compass and the Company, agreeing to, among other things, vote their shares in favor of issuing Compass shares for the Merger and to restrict transfers, subject to limited exceptions. Also on September 22, 2025, certain funds and accounts managed or advised by Angelo, Gordon & Co., L.P. that, as of the date of the Merger Agreement, held and had the power to vote or direct the voting of approximately 8.7% of the issued and outstanding voting power of the common stock of the Company, entered into a voting and support agreement with the Company and Compass, agreeing to, among other things, vote their shares in favor of adopting the Merger Agreement and to restrict transfers, subject to limited exceptions. Fair Value Measurements The following tables present the Company’s assets and liabilities that are measured at fair value on a recurring basis and are categorized using the fair value hierarchy. The fair value hierarchy has three levels based on the reliability of the inputs used to determine fair value. Level Input: Input Definitions: Level I Inputs are unadjusted, quoted prices for identical assets or liabilities in active markets at the measurement date. Level II Inputs other than quoted prices included in Level I that are observable for the asset or liability through corroboration with market data at the measurement date. Level III Unobservable inputs that reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. 7 The availability of observable inputs can vary from asset to asset and is affected by a wide variety of factors, including, for example, the type of asset, whether the asset is new and not yet established in the marketplace, and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level III. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The fair value of financial instruments is generally determined by reference to quoted market values. In cases where quoted market prices are not available, fair value is based on estimates using present value or other valuation techniques, as appropriate. The Company measures financial instruments at fair value on a recurring basis and recognizes transfers within the fair value hierarchy at the end of the fiscal quarter in which the change in circumstances that caused the transfer occurred. The following table summarizes fair value measurements by level at September 30, 2025 for assets and liabilities measured at fair value on a recurring basis: Level I Level II Level III Total Deferred compensation plan assets (included in other non-current assets) . . $ 1 $ — $ — $ 1 Contingent consideration for acquisitions (included in accrued expenses and other current liabilities and other non-current liabilities) . . . . . . . . . . — — 2 2 The following table summarizes fair value measurements by level at December 31, 2024 for assets and liabilities measured at fair value on a recurring basis: Level I Level II Level III Total Deferred compensation plan assets (included in other non-current assets) . . $ 1 $ — $ — $ 1 Contingent consideration for acquisitions (included in accrued expenses and other current liabilities and other non-current liabilities) . . . . . . . . . . — — 2 2 The fair value of the Company’s contingent consideration for acquisitions is measured using a probability weighted-average discount rate to estimate future cash flows based upon the likelihood of achieving future operating results for individual acquisitions. These assumptions are deemed to be unobservable inputs and as such the Company’s contingent consideration is classified within Level III of the valuation hierarchy. The Company reassesses the fair value of the contingent consideration liabilities on a quarterly basis. The following table presents changes in Level III financial liabilities measured at fair value on a recurring basis: Level III Fair value of contingent consideration at December 31, 2024 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 2 Additions: contingent consideration related to acquisitions completed during the period . . . . . . . . . . . . — Reductions: payments of contingent consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — Changes in fair value (reflected in general and administrative expenses) . . . . . . . . . . . . . . . . . . . . . . . . . — Fair value of contingent consideration at September 30, 2025 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 2 The following table summarizes the principal amount of the Company’s indebtedness compared to the estimated fair value, primarily determined by quoted market values, at: September 30, 2025 December 31, 2024 Debt Principal Amount Estimated Fair Value (a) Principal Amount Estimated Fair Value (a) Revolving Credit Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 415 $ 415 $ 490 $ 490 9.75% Senior Secured Second Lien Notes . . . . . . . . . . . . . . 500 544 — — 7.00% Senior Secured Second Lien Notes . . . . . . . . . . . . . . 640 650 640 564 5.75% Senior Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 559 535 558 442 5.25% Senior Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 449 421 449 337 0.25% Exchangeable Senior Notes . . . . . . . . . . . . . . . . . . . 36 36 403 359 8

(a) The fair value of the Company's indebtedness is categorized as Level II. Equity Method Investments At September 30, 2025, the Company had various equity method investments totaling $169 million recorded on the other non-current assets line on the accompanying Condensed Consolidated Balance Sheets. Although the Company holds certain governance rights, it lacks controlling financial or operational interests in these investments. The Company recorded equity in earnings from its equity method investments as follows: Three Months Ended September 30, Nine Months Ended September 30, 2025 2024 2025 2024 Guaranteed Rate Affinity (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ (1) $ (2) $ (2) $ — Title Insurance Underwriter Joint Venture (b) . . . . . . . . . . . . . . . . . . . — (1) — (2) Other equity method investments (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . (3) (3) (6) (6) Equity in earnings of unconsolidated entities . . . . . . . . . . . . . . . . . . $ (4) $ (6) $ (8) $ (8) (a) The Company's 49.9% minority-owned mortgage origination joint venture with Guaranteed Rate, Inc. ("Guaranteed Rate Affinity") at Title Group had an investment balance of $56 million and $65 million at September 30, 2025 and December 31, 2024, respectively. The Company received $11 million in cash dividends from Guaranteed Rate Affinity during the nine months ended September 30, 2025. (b) The Company's 22% equity interest in the Title Insurance Underwriter Joint Venture at Title Group had an investment balance of $73 million at both September 30, 2025 and December 31, 2024. (c) The Company's various other equity method investments at Title Group and Brokerage Group had a total investment balance of $40 million and $44 million at September 30, 2025 and December 31, 2024, respectively. The Company received $6 million in cash dividends from other equity method investments during the nine months ended September 30, 2025. The Company received $6 million of proceeds which resulted in a $2 million gain on the sale of an equity method investment during the nine months ended September 30, 2025. Sale of Equity Interest in Certain Title and Escrow Entities On April 1, 2025, the Company consummated the sale of preferred equity representing 10% of the equity of entities containing the assets of certain of the Company's title and escrow entities (the "Preferred Equity") for an aggregate of $19 million to a subsidiary of the Title Insurance Underwriter Joint Venture. The purchaser also has a right to purchase the remaining 90% of the outstanding equity of those entities at the same valuation until the third anniversary of sale date. The Company will have the right to repurchase the Preferred Equity after the third anniversary and until the fifth anniversary of the sale date for $19 million plus dividends accruing at the rate of 6% per annum. After the fifth anniversary, if neither party has exercised their purchase right, the Company will be required to repurchase the Preferred Equity, thus creating a mandatorily redeemable financial instrument for the 10% non-controlling interest. The mandatorily redeemable interest for $19 million is recorded in Other non-current liabilities in the Company's Condensed Consolidated Balance Sheets. Income Taxes The Company's provision for income taxes in interim periods is computed by applying its estimated annual effective tax rate against the income before income taxes for the period. In addition, non-recurring or discrete items are recorded in the period in which they occur. The provision for income taxes was zero and an expense of $2 million for the three months ended September 30, 2025 and 2024, respectively, and a benefit of $15 million for both nine months ended September 30, 2025 and 2024. Revenue Revenue is recognized upon the transfer of control of promised services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those services in accordance with the revenue accounting standard. The Company's revenue is disaggregated by major revenue categories on our Condensed Consolidated Statements of Operations and further disaggregated by business segment as follows: 9 Three Months Ended September 30, Franchise Group Owned Brokerage Group Title Group Corporate and Other Total Company 2025 2024 2025 2024 2025 2024 2025 2024 2025 2024 Gross commission income (a) . . $ — $ — $ 1,323 $ 1,242 $ — $ — $ — $ — $ 1,323 $ 1,242 Service revenue (b) . . . . . . . . . . . 58 57 7 7 100 92 — — 165 156 Franchise fees (c) . . . . . . . . . . . . 190 179 — — — — (86) (81) 104 98 Other (d) . . . . . . . . . . . . . . . . . . . 25 31 10 9 3 4 (4) (5) 34 39 Net revenues . . . . . . . . . . . . . $ 273 $ 267 $ 1,340 $ 1,258 $ 103 $ 96 $ (90) $ (86) $ 1,626 $ 1,535 Nine Months Ended September 30, Franchise Group Owned Brokerage Group Title Group Corporate and Other Total Company 2025 2024 2025 2024 2025 2024 2025 2024 2025 2024 Gross commission income (a) . . $ — $ — $ 3,680 $ 3,525 $ — $ — $ — $ — $ 3,680 $ 3,525 Service revenue (b) . . . . . . . . . . . 160 158 20 18 277 258 — — 457 434 Franchise fees (c) . . . . . . . . . . . . 519 500 — — — — (241) (231) 278 269 Other (d) . . . . . . . . . . . . . . . . . . . 67 74 28 27 12 12 (10) (11) 97 102 Net revenues . . . . . . . . . . . . . $ 746 $ 732 $ 3,728 $ 3,570 $ 289 $ 270 $ (251) $ (242) $ 4,512 $ 4,330 (a) Gross commission income at Owned Brokerage Group is recognized at a point in time at the closing of a homesale transaction. (b) Service revenue primarily consists of title and escrow fees at Title Group and are recognized at a point in time at the closing of a homesale transaction. Service revenue at Franchise Group includes relocation fees, which are recognized as revenue when or as the related performance obligation is satisfied dependent on the type of service performed, and fees related to leads and related services, which are recognized at a point in time at the closing of a homesale transaction or at the completion of the related service. (c) Franchise fees at Franchise Group primarily include domestic royalties which are recognized at a point in time when the underlying franchisee revenue is earned (upon close of the homesale transaction). (d) Other revenue is comprised of brand marketing funds received from franchisees at Franchise Group and other miscellaneous revenues across all of the business segments. The following table shows the change in the Company's contract liabilities (deferred revenue) related to revenue contracts by reportable segment for the period: Beginning Balance at January 1, 2025 Additions during the period Recognized as Revenue during the period Ending Balance at September 30, 2025 Franchise Group: Deferred area development fees (a) . . . . . . . . . . . . . . . . . . . . $ 37 $ 1 $ (3) $ 35 Deferred brand marketing fund fees (b) . . . . . . . . . . . . . . . . . 15 51 (55) 11 Deferred outsourcing management fees (c) . . . . . . . . . . . . . . 3 30 (30) 3 Other deferred income related to revenue contracts . . . . . . . 5 19 (18) 6 Total Franchise Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60 101 (106) 55 Owned Brokerage Group: Advanced commissions related to development business (d) 11 7 (8) 10 Other deferred income related to revenue contracts . . . . . . . 1 2 (2) 1 Total Owned Brokerage Group . . . . . . . . . . . . . . . . . . . . . . . . 12 9 (10) 11 Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 72 $ 110 $ (116) $ 66 (a) The Company collects initial area development fees ("ADF") for international territory transactions, which are recorded as deferred revenue when received and recognized into franchise revenue over the average 25 year life of the related franchise agreement as consideration for the right to access and benefit from Anywhere’s brands. In the event an ADF agreement is terminated prior to the end of its term, the unamortized deferred revenue balance will be recognized into revenue immediately upon termination. (b) Revenues recognized include intercompany marketing fees paid by Owned Brokerage Group. (c) The Company earns revenues from outsourcing management fees charged to clients that may cover several of the various relocation services according to the clients' specific needs. Outsourcing management fees are recorded as deferred revenue when billed (usually 10 at the start of the relocation) and are recognized as revenue over the average time period required to complete the transferee's move, or a phase of the move that the fee covers, which is typically 3 to 6 months depending on the move type. (d) New development closings generally have a development period of between 18 and 24 months from contracted date to closing. Allowance for Doubtful Accounts The Company estimates the allowance necessary to provide for uncollectible accounts receivable. The estimate is based on historical experience, combined with a review of current conditions and forecasts of future losses, and includes specific accounts for which payment has become unlikely. The process by which the Company calculates the allowance begins in the individual business units where specific problem accounts are identified and reserved primarily based upon the age profile of the receivables and specific payment issues, combined with reasonable and supportable forecasts of future losses. Supplemental Cash Flow Information Significant non-cash transactions included finance lease and contract additions of $6 million and $4 million during the nine months ended September 30, 2025 and 2024, respectively, which resulted in non-cash additions to property and equipment, net and other non-current liabilities. Leases The Company's lease obligations as of September 30, 2025 have not changed materially from the amounts reported in the 2024 Form 10-K. Recently Issued Accounting Pronouncements The Company systematically reviews and evaluates the relevance and implications of all Accounting Standards Updates ("ASUs"). While recently issued standards not expressly listed below were scrutinized, they were deemed either inapplicable or anticipated to have minimal impact on the Company's consolidated financial position or results of operations. The FASB issued ASU 2025-06, "Targeted Improvements to the Accounting for Internal-Use Software" which revises Subtopic 350-40 by removing all references to software development project stages and amends the cost capitalization threshold by providing new guidance on how to evaluate whether a probable-to-complete recognition threshold has been met. The new guidance is effective for annual reporting periods beginning after December 15, 2027, and interim reporting periods within those annual reporting periods, with early adoption permitted. The transition method may be prospective, retrospective or modified prospective. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements and disclosures. The FASB issued ASU 2024-03, "Disaggregation of Income Statement Expenses" which aims to enhance the transparency and usefulness of financial statements by requiring public business entities to provide more detailed disclosures about their expenses. The final ASU mandates new tabular disclosures that break down specific natural expense categories within relevant income statement captions, as well as disclosures about selling expenses. These categories include purchases of inventory, employee compensation, depreciation, intangible asset amortization, and depletion. The new requirements are effective for annual financial statements of public business entities for fiscal years beginning after December 15, 2026, and interim periods beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of the new guidance on its financial statement disclosures. The FASB issued ASU 2023-09, "Income Taxes (Topic 740): Improvements to Income Tax Disclosures". This standard includes enhanced income tax disclosures primarily related to the effective tax rate reconciliation and income taxes paid for annual periods. The new standard is effective for annual financial statements of public business entities for fiscal years beginning after December 15, 2024, with early adoption permitted. The new guidance should be adopted on a prospective basis with retrospective application permitted. The Company has not adopted this standard early and is currently evaluating the impact of the new guidance on its financial statement disclosures. 11 2. GOODWILL AND INTANGIBLE ASSETS Goodwill Changes in the carrying amount of Goodwill and Accumulated impairment losses by reportable segment are as follows: Franchise Group Owned Brokerage Group Title Group Total Company Goodwill (gross) at December 31, 2024 . . . . . . . . . . . . . . . . $ 3,953 $ 1,089 $ 455 $ 5,497 Goodwill acquired . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — — — Goodwill reduction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — — — Goodwill (gross) at September 30, 2025 . . . . . . . . . . . . . . . 3,953 1,089 455 5,497 Accumulated impairment losses at December 31, 2024 . . . . (1,586) (1,088) (324) (2,998) Goodwill impairment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — — — Accumulated impairment losses at September 30, 2025 (a) . (1,586) (1,088) (324) (2,998) Goodwill (net) at September 30, 2025 . . . . . . . . . . . . . . . . $ 2,367 $ 1 $ 131 $ 2,499 (a) Includes impairment charges which reduced goodwill by $25 million during 2023, $394 million during 2022, $540 million during 2020, $253 million during 2019, $1,279 million during 2008 and $507 million during 2007. Intangible Assets Intangible assets are as follows: As of September 30, 2025 As of December 31, 2024 Gross Carrying Amount Accumulated Amortization Net Carrying Amount Gross Carrying Amount Accumulated Amortization Net Carrying Amount Amortizable—Franchise agreements (a) . . . . . $ 2,010 $ 1,239 $ 771 $ 2,010 $ 1,189 $ 821 Indefinite life—Trademarks (b) . . . . . . . . . . . $ 584 $ 584 $ 584 $ 584 Other Intangibles Amortizable—License agreements (c) . . . . $ 45 $ 18 $ 27 $ 45 $ 17 $ 28 Amortizable—Customer relationships (d) . 449 417 32 449 401 48 Indefinite life—Title plant shares (e) . . . . . 31 31 30 30 Amortizable—Other (f) . . . . . . . . . . . . . . . 4 4 — 4 4 — Total Other Intangibles . . . . . . . . . . . . . . . . . . $ 529 $ 439 $ 90 $ 528 $ 422 $ 106 (a) Generally amortized over a period of 30 years. (b) Primarily related to real estate franchise, title and relocation trademarks which are expected to generate future cash flows for an indefinite period of time. (c) Relates to the Sotheby’s International Realty® and Better Homes and Gardens® Real Estate agreements which are being amortized over 50 years (the contractual term of the license agreements). (d) Relates to the customer relationships which are being amortized over a period of 10 to 20 years. (e) Ownership in a title plant is required to transact title insurance in certain states. The Company expects to generate future cash flows for an indefinite period of time. (f) Consists of covenants not to compete which are amortized over their contract lives and other intangibles which are generally amortized over periods ranging from 3 to 5 years. 12

Intangible asset amortization expense is as follows: Three Months Ended September 30, Nine Months Ended September 30, 2025 2024 2025 2024 Franchise agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 16 $ 17 $ 50 $ 50 License agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1 1 1 1 Customer relationships . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5 4 16 15 Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — — 1 Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 22 $ 22 $ 67 $ 67 Based on the Company’s amortizable intangible assets as of September 30, 2025, the Company expects related amortization expense for the remainder of 2025, the four succeeding years and thereafter to be approximately $22 million, $89 million, $74 million, $68 million, $68 million and $509 million, respectively. 3. OTHER CURRENT ASSETS AND ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES Other current assets consisted of: September 30, 2025 December 31, 2024 Prepaid contracts and other prepaid expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 96 $ 75 Prepaid agent incentives . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38 37 Franchisee sales incentives . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29 29 Income tax receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4 35 Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33 30 Total other current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 200 $ 206 Accrued expenses and other current liabilities consisted of: September 30, 2025 December 31, 2024 Accrued payroll and related employee costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 193 $ 170 Advances from clients . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22 24 Accrued volume incentives . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27 27 Accrued commissions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47 41 Restructuring accruals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10 9 Deferred income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46 45 Accrued interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54 36 Current portion of finance lease liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5 7 Due to former parent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1 40 Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 170 154 Total accrued expenses and other current liabilities $ 575 $ 553 13 4. SHORT AND LONG-TERM DEBT Total indebtedness is as follows: September 30, 2025 December 31, 2024 Revolving Credit Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 415 $ 490 9.75% Senior Secured Second Lien Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 491 — 7.00% Senior Secured Second Lien Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 631 630 5.75% Senior Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 559 558 5.25% Senior Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 444 444 0.25% Exchangeable Senior Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36 399 Total Short-Term & Long-Term Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 2,576 $ 2,521 Securitization Obligations: Apple Ridge Funding LLC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 180 $ 140 Indebtedness Table As of September 30, 2025, the Company’s borrowing arrangements were as follows: Interest Rate Expiration Date Principal Amount Unamortized Premium and Debt Issuance Costs Net Amount Revolving Credit Facility (a) . . . . . . . . . . . . . . . . (b) July 2027 (c) $ 415 $ * $ 415 Senior Secured Second Lien Notes (d) . . . . . . . . 9.75% April 2030 500 9 491 Senior Secured Second Lien Notes . . . . . . . . . . . 7.00% April 2030 640 9 631 Senior Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.75% January 2029 559 — 559 Senior Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.25% April 2030 449 5 444 Exchangeable Senior Notes (d) . . . . . . . . . . . . . . 0.25% June 2026 36 — 36 Total Short-Term & Long-Term Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 2,599 $ 23 $ 2,576 Securitization obligations: (e) Apple Ridge Funding LLC . . . . . . . . . . . . . . . . . . . . . . January 2026 $ 180 $ * $ 180 * The debt issuance costs related to our Revolving Credit Facility and securitization obligations are classified as a deferred financing asset within other assets. (a) As of September 30, 2025, the Company had $1,100 million of borrowing capacity under its Revolving Credit Facility. As of September 30, 2025, there were $415 million of outstanding borrowings under the Revolving Credit Facility and $30 million of outstanding undrawn letters of credit. The Merger Agreement includes customary covenants, including the following limits on outstanding borrowings under the Revolving Credit Facility: (i) $800 million from September 22, 2025 to May 31, 2026; (ii) $700 million from June 1, 2026 to December 31, 2026; (iii) $800 million from January 1, 2027 to March 31, 2027, and (iv) $700 million from April 1, 2027 to December 31, 2027. Under the Merger Agreement, Compass may consent to increases to these limits, and such consent shall not be unreasonably withheld, delayed, or conditioned. On November 3, 2025, the Company had $425 million of outstanding borrowings under the Revolving Credit Facility and $30 million of outstanding undrawn letters of credit. (b) The interest rate with respect to revolving loans under the Revolving Credit Facility at September 30, 2025 is based on, at the Company's option, Term Secured Overnight Financing Rate ("SOFR") plus a 10 basis point credit spread adjustment or JP Morgan Chase Bank, N.A.'s prime rate ("ABR") plus (in each case) an additional margin subject to adjustment based on the then current senior secured leverage ratio. Based on the previous quarter's senior secured leverage ratio, the SOFR margin was 1.75% and the ABR margin was 0.75% for the three months ended September 30, 2025. (c) The maturity date of the Revolving Credit Facility is July 27, 2027; however, it may spring forward to March 16, 2026 if the Exchangeable Senior Notes have not been extended, refinanced or replaced to have a maturity date after October 26, 2027 (or are not otherwise discharged, defeased or repaid by March 16, 2026). (d) See below under the header "Issuance of 9.75% Senior Secured Second Lien Notes due 2030 and Partial Repurchases of Exchangeable Senior Notes" for additional information related to the debt transactions during the second and third quarters of 2025. (e) In May 2025, Anywhere Group entered into an amendment of the Apple Ridge Funding LLC securitization program that reduced the size of the facility to $180 million (from $200 million) and extended the securitization program until January 15, 2026. The Company is currently seeking to extend the program which may, upon mutual agreement of the parties, be extended to May 29, 2026. As of September 30, 2025, the Company had $180 million of borrowing capacity under the Apple Ridge Funding LLC securitization 14 program with $180 million being utilized, leaving no available capacity. Any capacity in the future will be subject to maintaining sufficient relocation related assets to collateralize the securitization obligation. Certain of the funds that Anywhere Group receives from relocation receivables and related assets are required to be utilized to repay securitization obligations. These obligations are collateralized by $246 million and $156 million of underlying relocation receivables and other related relocation assets at September 30, 2025 and December 31, 2024, respectively. Substantially all relocation related assets are realized in less than twelve months from the transaction date. Accordingly, all of Anywhere Group's securitization obligations are classified as current in the accompanying Condensed Consolidated Balance Sheets. Interest incurred in connection with borrowings under the facility amounted to $3 million for both the three months ended September 30, 2025 and 2024, as well as $8 million and $7 million for the nine months ended September 30, 2025 and 2024, respectively. This interest is recorded within net revenues in the accompanying Condensed Consolidated Statements of Operations as related borrowings are utilized to fund Anywhere Group's relocation operations where interest is generally earned on such assets. The securitization obligations represent floating rate debt for which the average weighted interest rate was 6.8% and 8.1% for the nine months ended September 30, 2025 and 2024, respectively. Maturities Table As of September 30, 2025, the combined aggregate amount of maturities for long-term borrowings for the remainder of 2025 and each of the next four years is as follows: Year Amount Remaining 2025 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 415 2026 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36 2027 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — 2028 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — 2029 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 559 (a) Remaining 2025 includes $415 million of outstanding borrowings under the Revolving Credit Facility, which expires in July 2027 (subject to earlier springing maturity) but are classified on the balance sheet as current due to the revolving nature of borrowings and terms and conditions of the facility. The current portion of long-term debt of $451 million shown on the Condensed Consolidated Balance Sheets consists of $415 million of outstanding borrowings under the Revolving Credit Facility and $36 million of the Exchangeable Senior Notes due June 2026. Issuance of 9.75% Senior Secured Second Lien Notes due 2030 and Partial Repurchases of Exchangeable Senior Notes On June 26, 2025, Anywhere Group and Anywhere Co-Issuer Corp. (the "Co-Issuer") issued $500 million aggregate principal amount of 9.75% Senior Secured Second Lien Notes. The Company used net proceeds from the issuance of the 9.75% Senior Secured Second Lien Notes to repurchase $345 million in aggregate principal amount of the Exchangeable Senior Notes for an aggregate cash payment of $339 million. The remaining net proceeds were used to repay a portion of outstanding borrowings under the Revolving Credit Facility in July 2025. In connection with the repurchase of the Company’s Exchangeable Senior Notes during the second quarter of 2025, the Company terminated a proportional amount of the related exchangeable note hedge and warrant transactions. The terminated portions corresponded to the repurchased notes with approximately $58 million related to the Exchangeable Senior Notes hedges and $40 million related to the Exchangeable Senior Notes warrants, each representing approximately 86% of the original instruments. The exchangeable note hedges and warrants were originally accounted for as equity-classified instruments with no subsequent remeasurement. Upon termination, the derecognition of the corresponding hedge and warrant components was recorded as a reclassification within additional paid-in capital, with no impact to net income or total equity. The Company incurred no cash cost to unwind the terminated portion of the hedges or warrants. This reflects the fact that the instruments were significantly out-of-the-money at the time of termination and held no residual value. The contractual termination was part of the coordinated exchangeable debt repurchase. The remaining portions of the hedge and warrant transactions, associated with the Exchangeable Senior Notes still outstanding as of June 30, 2025, remain in effect. During the third quarter of 2025, we used cash on hand to repurchase $22 million of the Exchangeable Senior Notes for an aggregate cash payment of $22 million. Following the repurchases, approximately $36 million in aggregate principal amount of the Exchangeable Senior Notes remains outstanding. The 9.75% Senior Secured Second Lien Notes mature on April 15, 2030 and interest is payable semiannually on April 15 and October 15 of each year, commencing October 15, 2025. The 9.75% Senior Secured Second Lien Notes are guaranteed on a senior secured second priority basis by Anywhere Intermediate and each domestic direct or indirect restricted subsidiary of Anywhere Group, other than certain excluded 15 entities, that is a guarantor under its Senior Secured Credit Facility and certain of its outstanding debt securities. The 9.75% Senior Secured Second Lien Notes are also guaranteed by the Company on an unsecured senior subordinated basis. The 9.75% Senior Secured Second Lien Notes are secured by substantially the same collateral as Anywhere Group's existing first lien obligations under its Senior Secured Credit Facility on a second priority basis. The indentures governing the 9.75% Senior Secured Second Lien Notes contain various covenants that limit the ability of the Issuer's and Anywhere Group's restricted subsidiaries to take certain actions, which covenants are subject to a number of important exceptions and qualifications. These covenants are substantially similar to the covenants in the indenture governing the 7.00% Senior Secured Second Lien Notes, 5.75% Senior Notes and 5.25% Senior Notes, as described in Note 9, "Short and Long-Term Debt—Unsecured Notes" in Company's Annual Report on Form 10-K for the year ended December 31, 2024. At September 30, 2025, Anywhere Group was in compliance with the senior secured leverage ratio covenant. Gain on the Early Extinguishment of Debt During the nine months ended September 30, 2025, the Company recorded a gain on the early extinguishment of debt of $2 million as a result of the issuance of 9.75% Senior Secured Second Lien Notes and repurchase of a portion of the Exchangeable Senior Notes. During the nine months ended September 30, 2024, the Company recorded gains on the early extinguishment of debt totaling $7 million as a result of the repurchases of Unsecured Notes occurring in the third quarter of 2024. 5. RESTRUCTURING AND MERGER-RELATED COSTS Restructuring and merger-related costs were $14 million and $38 million for the three and nine months ended September 30, 2025, respectively, and $6 million and $24 million for the three and nine months ended September 30, 2024, respectively. The components of the restructuring and merger-related costs were as follows: Three Months Ended September 30, Nine Months Ended September 30, 2025 2024 2025 2024 Merger-related costs (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 5 $ — $ 5 $ — Restructuring costs: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Personnel-related costs (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 3 $ 3 $ 11 $ 13 Facility-related costs (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5 3 16 11 Other (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1 — 6 — Total restructuring costs (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 9 $ 6 $ 33 $ 24 Total restructuring and merger-related costs . . . . . . . . . . . . . . . . . . . $ 14 $ 6 $ 38 $ 24 (a) Merger-related expenses incurred in connection with the pending Merger with Compass are included in the line item “Restructuring and merger-related costs, net” in the Condensed Consolidated Statements of Operations. These costs primarily consist of legal, advisory, accounting and other professional service fees and are expensed as incurred. Such costs are considered period expenses and are not included in the purchase consideration under ASC Topic 805. (b) Personnel-related costs consist of severance costs provided to employees who have been terminated. (c) Facility-related costs consist of costs associated with planned facility closures such as contract termination costs, amortization of lease assets that will continue to be incurred under the contract for its remaining term without economic benefit to the Company, accelerated depreciation on asset disposals and other facility and employee relocation related costs. (d) Other restructuring costs consist of costs related to professional fees, consulting fees and other costs associated with restructuring activities which are primarily recorded at Corporate. (e) Restructuring costs for the three months ended September 30, 2025 include $6 million of expense related to Reimagine25 and $3 million of expense related to prior restructuring plans. Restructuring costs for the three months ended September 30, 2024 include $6 million of expense related to prior restructuring plans. Restructuring costs for the nine months ended September 30, 2025 include $25 million of expense related to Reimagine25 and $8 million of expense related to prior restructuring plans. Restructuring costs for the nine months ended September 30, 2024 include $24 million of expense related to prior restructuring plans. 16

Reimagine25: Strategic Transformation Initiative In 2025, the Company launched Reimagine25 to transform how it operates as a Company. The initial phase of this initiative focuses on reimagining its branch operating model, improving product and technology infrastructure, optimizing leads management, streamlining finance processes, and enhancing procurement. These efforts are designed to simplify, integrate, and digitize operations, leveraging advanced technologies such as generative artificial intelligence to provide better solutions at a lower cost. As part of Reimagine25, the Company will incur restructuring costs associated with the implementation of these transformative changes. As the Company's transformation progresses, it may further expand the Reimagine25 focus areas to encompass additional aspects of the business. The following is a reconciliation of the beginning and ending reserve balances related to Reimagine25: Personnel-related costs Facility-related costs Other Total Balance at December 31, 2024 . . . . . . . . . . . . $ — $ — $ — $ — Restructuring charges (a) . . . . . . . . . . . . . . 11 8 6 25 Costs paid or otherwise settled . . . . . . . . . . (5) (5) (6) (16) Balance at September 30, 2025 . . . . . . . . . . . . $ 6 $ 3 $ — $ 9 (a) In addition, the Company incurred $3 million of facility-related costs for lease asset impairments in connection with Reimagine25 during the nine months ended September 30, 2025. The following table shows the total costs currently expected to be incurred by type of cost related to Reimagine25: Total amount expected to be incurred Amount incurred to date Total amount remaining to be incurred Personnel-related costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 13 $ 11 $ 2 Facility-related costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12 8 4 Other costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8 8 — Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 33 $ 27 $ 6 The following table shows the total costs currently expected to be incurred by reportable segment and Corporate and Other related to Reimagine25: Total amount expected to be incurred Amount incurred to date Total amount remaining to be incurred Franchise Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 3 $ 3 $ — Owned Brokerage Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17 12 5 Title Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2 1 1 Corporate and Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11 11 — Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 33 $ 27 $ 6 Prior Restructuring Plans The Company has prior restructuring plans related to previous operational efficiency initiatives and transformation of the Company's corporate headquarters. At December 31, 2024, the remaining liability related to prior restructuring plans was $17 million. During the nine months ended September 30, 2025, the Company incurred $8 million of costs and paid or settled $16 million of costs resulting in a remaining accrual of $9 million at September 30, 2025. 17 6. COMMITMENTS AND CONTINGENCIES Litigation The Company is involved in various claims, legal proceedings, alternative dispute resolution and governmental inquiries or regulatory actions, including the matters described below. Litigation and other disputes are inherently unpredictable and subject to substantial uncertainties. Even cases brought by us can involve counterclaims asserted against us and even in matters in which we are not a named party, regulatory investigations and other litigation can have significant implications for the Company, particularly to the extent that changes in industry rules and practices can directly impact us. In addition, litigation and other legal matters, including class action lawsuits, multi-party litigation and regulatory proceedings challenging practices that have broad impact, can be costly to defend and, depending on the class size and claims, could be costly to settle. Certain types of claims, such as RESPA and antitrust laws, generally provide for joint and several liability and treble damages. Insurance coverage may be unavailable for certain types of claims (including antitrust and TCPA litigation), insurance carriers may dispute coverage, and even where coverage is provided, it may not cover the full amount of losses the Company incurs. The Company believes that it has adequately accrued for legal matters as appropriate. The Company records litigation accruals for legal matters when it is both probable that a liability will be incurred, and the amount of the loss can be reasonably estimated. Where the reasonable estimate of the probable loss is a range, the Company records as an accrual in its financial statements the most likely estimate of the loss, or the low end of the range if there is no "most likely" estimate. For other litigation, management is unable to provide a meaningful estimate of the possible loss or range of possible losses that could potentially result from such litigation. The captioned matters described herein cover evolving, complex litigation and the Company assesses its accruals on an ongoing basis taking into account the procedural stage and developments in the litigation. The Company could incur charges or judgments or enter into settlements of claims, based upon future events or developments, with liabilities that are materially in excess of amounts accrued and these judgments or settlements could have a material adverse effect on the Company’s financial condition, results of operations or cash flows in any particular period. As such, an increase in accruals for one or more of these matters in any reporting period may have a material adverse effect on the Company's results of operations and cash flows for that period. From time to time, even if the Company believes it has substantial defenses, it may consider litigation settlements based on a variety of circumstances. The Company expensed $10 million in the third quarter of 2024 in connection with litigation contingencies related to the industry-wide antitrust lawsuits and class action lawsuits. All of these matters are presented as currently captioned, but Realogy Holdings Corp. has been renamed Anywhere Real Estate Inc. Antitrust Litigation The three bulleted cases directly below are class actions covering sellers of homes utilizing a broker during the class period that challenge residential real estate industry rules and practices that require an offer of compensation and payment of buyer- broker commissions and certain alleged associated practices: • Burnett, Hendrickson, Breit, Trupiano, and Keel v. The National Association of Realtors, Realogy Holdings Corp., Homeservices of America, Inc., BHH Affiliates LLC, HSF Affiliates, LLC, RE/MAX LLC, and Keller Williams Realty, Inc. (U.S. District Court for the Western District of Missouri) (formerly captioned as Sitzer); • Moehrl, Cole, Darnell, Ramey, Umpa and Ruh v. The National Association of Realtors, Realogy Holdings Corp., Homeservices of America, Inc., BHH Affiliates, LLC, The Long & Foster Companies, Inc., RE/MAX LLC, and Keller Williams Realty, Inc. (U.S. District Court for the Northern District of Illinois); and • Nosalek, Hirschorn and Hirschorn v. MLS Property Information Network, Inc., Realogy Holdings Corp., Homeservices of America, Inc., BHH Affiliates, LLC, HSF Affiliates, LLC, RE/MAX LLC, and Keller Williams Realty, Inc. (U.S. District Court for the District of Massachusetts). In October 2023, the Company agreed to a settlement, on a nationwide basis, of all claims asserted or that could have been asserted against Anywhere in the Burnett, Moehrl and Nosalek cases, including claims asserted on behalf of home sellers in similar matters (the “Anywhere Settlement”) and the court granted final approval of the Anywhere Settlement on May 9, 2024. The final approval has been appealed by several parties, including a plaintiff class member from the Batton buy-side 18 case (described below), specifically claiming that the release in the Anywhere Settlement should not release any buy-side claims that sellers may also have. The Anywhere Settlement releases the Company, all subsidiaries, brands, affiliated agents, and franchisees from all claims that were or could have been asserted by all persons who sold a home that was listed on a multiple listing service anywhere in the United States where a commission was paid to any brokerage in connection with the sale of the home in the relevant class period. The Anywhere Settlement is not an admission of liability, nor does it concede or validate any of the claims asserted against Anywhere. Under the terms of the nationwide Anywhere Settlement, Anywhere has agreed to injunctive relief as well as monetary relief of $83.5 million, of which $30 million has been paid and the remaining $53.5 million will be due within 21 business days after all appellate rights are exhausted. While the timing of this payment is uncertain, the Company currently expects the payment to occur in 2026. The Anywhere Settlement includes injunctive relief for a period of five years, requiring practice changes in the Company- owned brokerage operations and that the Company recommend and encourage these same practice changes to its independently owned and operated franchise network. The injunctive relief, includes but is not limited to, reminding Company-owned brokerages, franchisees and their respective agents that Anywhere has no rule requiring offers of compensation to buyer brokers; prohibiting Company-owned brokerages (and recommending to franchisees) and agents from using technology (or manually) to sort listings by offers of compensation, unless requested by the client; eliminating any minimum client commission for Company-owned brokerages; and refraining from adopting any requirement that Company-owned brokerages, franchisees or their respective agents belong to the National Association of Realtors (“NAR”) or follow NAR’s Code of Ethics or MLS handbook. The practice changes are to take place no later than six months after the Anywhere Settlement receives final court approval and all appellate rights are exhausted. In addition, since late October 2023, dozens of copycat additional lawsuits with similar or related claims have been filed against various real estate brokerages, NAR, MLSs, and/or state and local Realtor associations, about a third of which name Anywhere, its subsidiaries or franchisees. In those cases, plaintiffs have generally either agreed to dismiss or stay the actions against Anywhere, its subsidiaries or franchisees pending the conclusion of the appeals of the trial court's grant of final approval of the Anywhere Settlement. Separately, a putative nationwide class action on behalf of home buyers (instead of sellers) captioned Batton, Bolton, Brace, Kim, James, Mullis, Bisbicos and Parsons v. The National Association of Realtors, Realogy Holdings Corp., Homeservices of America, Inc., BHH Affiliates, LLC, HSF Affiliates, LLC, The Long & Foster Companies, Inc., RE/MAX LLC, and Keller Williams Realty, Inc. (U.S. District Court for the Northern District of Illinois Eastern Division) was filed on January 25, 2021 ("Batton", formerly captioned as Leeder), in which the plaintiffs take issue with certain NAR policies, including those related to buyer-broker compensation at issue in the Moehrl, Burnett and Nosalek matters, but claim the alleged conspiracy has harmed buyers (instead of sellers), and seek a permanent injunction enjoining NAR from establishing in the future the same or similar rules, policies, or practices as those challenged in the action as well as an award of damages and/or restitution, interest, and reasonable attorneys’ fees and expenses. The only claims remaining outstanding are state law claims. The Company's motion to dismiss has been denied. The Company disputes the allegations against it in this case, believes it has substantial defenses to plaintiffs’ claims, and is vigorously defending this litigation. In addition to these substantial defenses, the final approval of the Anywhere Settlement has limited the size of the Batton case because the settling plaintiffs are releasing claims of the type alleged in Batton. As noted above, the named plaintiffs in the Batton case have filed an appeal of the final approval of the Anywhere Settlement, objecting to the release of buy-side claims in that settlement. On September 22, 2025, the Batton plaintiffs moved for class certification to include all buyers (including buyers that sold during the release period of the Anywhere Settlement) and on November 4, 2025, the court declined to proceed with the class certification motion as filed, ordering the parties to confer on whether to stay class certification briefing or require plaintiffs to refile with a narrowed class definition, reserving the right to decide if they cannot agree. Homie Technology v. National Association of Realtors, et al. (U.S. District Court for the District of Utah). On August 22, 2024, Homie Technology filed a complaint against NAR, the Company, several other real estate brokerages and franchisors and an MLS, seeking damages and injunctive relief, alleging that the defendants had conspired to exclude Homie and other new market entrants from the market for real estate brokerage services. The alleged conspiracy includes creating a market structure that facilitates boycotts of new entrants, including through the implementation and enforcement of NAR rules governing the operation of MLSs, which Homie claims to be exclusionary. Homie asserts violations of federal and state antitrust laws along with a common law claim of economic harm. The Company's motion to dismiss was granted and the action was dismissed with prejudice by the court on July 15, 2025. Homie filed a notice of appeal of the dismissal on August 7, 2025. 19 McFall v. Canadian Real Estate Association, et al., Federal Court, Canada, Court File No. T-119-24. In this putative class action, filed on January 18, 2024, plaintiff alleges that Coldwell Banker Canada, amongst other brokers, franchisors, Regional Real Estate Boards and the Canadian Real Estate Board conspired to fix the price of buyer brokerage services in violation of civil and criminal statutes. On March 14, 2024, the Court entered an order functionally staying the matter pending further order of the court. We believe the court will reexamine this order upon conclusion of the appeal in a previously filed matter involving similar allegations but different parties. Telephone Consumer Protection Act Litigation Bumpus, et al. v. Realogy Holdings Corp., et al. (U.S. District Court for the Northern District of California, San Francisco Division). In this class action filed on June 11, 2019, plaintiffs allege that independent sales agents affiliated with Anywhere Advisors LLC violated the Telephone Consumer Protection Act of 1991 (TCPA) using dialers provided by Mojo Dialing Solutions, LLC and others. Plaintiffs seek relief on behalf of a National Do Not Call Registry class, an Internal Do Not Call class, and an Artificial or Prerecorded Message class. In January 2025, the Company entered into a settlement of the case pursuant to which it will pay $20 million ($19 million remaining), subject to final approval by the court. The court granted preliminary approval of the settlement on March 10, 2025, subject to the terms and conditions of the court’s order. The final approval hearing for the settlement (originally set for August 28, 2025) is scheduled for January 15, 2026. * * * Cendant Corporate Liabilities and Legacy Tax Matter Anywhere Group (then Realogy Corporation) separated from Cendant on July 31, 2006 (the "Separation"), pursuant to a plan by Cendant (now known as Avis Budget Group, Inc.) to separate into four independent companies—one for each of Cendant's business units—real estate services (Anywhere Group, formerly referred to as Realogy Group), travel distribution services ("Travelport"), hospitality services, including timeshare resorts ("Wyndham Worldwide"), and vehicle rental ("Avis Budget Group"). Pursuant to the Separation and Distribution Agreement dated as of July 27, 2006 among Cendant, Anywhere Group, Wyndham Worldwide and Travelport (the "Separation and Distribution Agreement"), each of Anywhere Group, Wyndham Worldwide and Travelport have assumed certain contingent and other corporate liabilities (and related costs and expenses), which are primarily related to each of their respective businesses. In addition, Anywhere Group has assumed 62.5% and Wyndham Worldwide has assumed 37.5% of certain contingent and other corporate liabilities (and related costs and expenses) of Cendant. The due to former parent balance was $1 million at September 30, 2025 and $40 million at December 31, 2024. The due to former parent balance at December 31, 2024 was comprised of the Company’s portion of the following: (i) Cendant’s remaining contingent tax liabilities, (ii) potential liabilities related to Cendant’s terminated or divested businesses, and (iii) potential liabilities related to the residual portion of accruals for Cendant operations. In December 2022, a hearing was held with the California Office of Tax Appeals ("OTA") on a Cendant legacy tax matter involving Avis Budget Group that related to a 1999 transaction. The case presented two issues: (i) whether the notices of proposed assessment issued by the California Franchise Tax Board were barred by the statute of limitations; and (ii) whether a transaction undertaken by Avis Budget Group in tax year 1999 constituted a tax-free reorganization under the Internal Revenue Code. In March 2023, the OTA decided in favor of the California Franchise Tax Board on both issues. On April 10, 2024, the Company's petition for rehearing was denied by the OTA. In May 2025, the Company paid $41 million, representing its portion of this legacy tax matter, which it intends to appeal. Tax Matters The Company is subject to income taxes in the United States and several foreign jurisdictions. Significant judgment is required in determining the worldwide provision for income taxes and recording related assets and liabilities. In the ordinary course of business, there are many transactions and calculations where the ultimate tax determination is uncertain. The Company is regularly under audit by tax authorities whereby the outcome of the audits is uncertain. The Company believes there is appropriate support for positions taken on its tax returns. The liabilities that have been recorded represent the best estimates of the probable loss on certain positions and are adequate for all open years based on an assessment of many factors including past experience and interpretations of tax law applied to the facts of each matter. However, the outcomes of tax audits are inherently uncertain. Escrow and Trust Deposits As a service to its customers, the Company administers escrow and trust deposits which represent undisbursed amounts received for the settlement of real estate transactions. Deposits at FDIC-insured institutions are insured up to $250,000. 20

These escrow and trust deposits totaled approximately $714 million at September 30, 2025 and while these deposits are not assets of the Company (and, therefore, are excluded from the accompanying Condensed Consolidated Balance Sheets), the Company remains contingently liable for the disposition of these deposits. 7. EQUITY Condensed Consolidated Statement of Changes in Equity for Anywhere Three Months Ended September 30, 2025 Common Stock Additional Paid-In Capital Accumulated Deficit Accumulated Other Comprehensive Loss Non- controlling Interests Total EquityShares Amount Balance at June 30, 2025 . . . . . . . . . . . . . . . . . . . . . . 112.0 $ 1 $ 4,834 $ (3,270) $ (40) $ 4 $ 1,529 Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — — (13) — — (13) Stock-based compensation . . . . . . . . . . . . . . . . . . . . . . — — 4 — — — 4 Balance at September 30, 2025 . . . . . . . . . . . . . . . . . 112.0 $ 1 $ 4,838 $ (3,283) $ (40) $ 4 $ 1,520 Three Months Ended September 30, 2024 Common Stock Additional Paid-In Capital Accumulated Deficit Accumulated Other Comprehensive Loss Non- controlling Interests Total EquityShares Amount Balance at June 30, 2024 . . . . . . . . . . . . . . . . . . . . . . 111.2 $ 1 $ 4,818 $ (3,162) $ (45) $ 2 $ 1,614 Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — — 7 — — 7 Other comprehensive income . . . . . . . . . . . . . . . . . . . — — — — 1 — 1 Stock-based compensation . . . . . . . . . . . . . . . . . . . . . . — — 4 — — — 4 Issuance of shares for vesting of equity awards . . . . . . 0.1 — — — — — — Balance at September 30, 2024 . . . . . . . . . . . . . . . . . 111.3 $ 1 $ 4,822 $ (3,155) $ (44) $ 2 $ 1,626 Nine Months Ended September 30, 2025 Common Stock Additional Paid-In Capital Accumulated Deficit Accumulated Other Comprehensive Loss Non- controlling Interests Total EquityShares Amount Balance at December 31, 2024 . . . . . . . . . . . . . . . . . 111.3 $ 1 $ 4,827 $ (3,219) $ (42) $ 3 $ 1,570 Net (loss) income . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — — (64) — 1 (63) Other comprehensive income . . . . . . . . . . . . . . . . . . . — — — — 2 — 2 Settlement of Exchangeable Senior Notes hedges and warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — — — — — — Stock-based compensation . . . . . . . . . . . . . . . . . . . . . . — — 13 — — — 13 Issuance of shares for vesting of equity awards . . . . . . 1.2 — — — — — — Shares withheld for taxes on equity awards . . . . . . . . . (0.5) — (2) — — — (2) Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — — — — (1) (1) Contributions from non-controlling interests . . . . . . . . — — — — — 1 1 Balance at September 30, 2025 . . . . . . . . . . . . . . . . . 112.0 $ 1 $ 4,838 $ (3,283) $ (40) $ 4 $ 1,520 Nine Months Ended September 30, 2024 Common Stock Additional Paid-In Capital Accumulated Deficit Accumulated Other Comprehensive Loss Non- controlling Interests Total EquityShares Amount Balance at December 31, 2023 . . . . . . . . . . . . . . . . . 110.5 $ 1 $ 4,813 $ (3,091) $ (44) $ 2 $ 1,681 Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — — (64) — — (64) Stock-based compensation . . . . . . . . . . . . . . . . . . . . . . — — 12 — — — 12 Issuance of shares for vesting of equity awards . . . . . . 1.3 — — — — — — Shares withheld for taxes on equity awards . . . . . . . . . (0.5) — (3) — — — (3) Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — — — — (1) (1) Contributions from non-controlling interests . . . . . . . . — — — — — 1 1 Balance at September 30, 2024 . . . . . . . . . . . . . . . . . 111.3 $ 1 $ 4,822 $ (3,155) $ (44) $ 2 $ 1,626 21 Condensed Consolidated Statement of Changes in Equity for Anywhere Group The Company has not included a statement of changes in equity for Anywhere Group as the operating results of Anywhere Group are consistent with the operating results of Anywhere as all revenue and expenses of Anywhere Group flow up to Anywhere and there are no incremental activities at the Anywhere level. The only difference between Anywhere Group and Anywhere is that the $1 million in par value of common stock in Anywhere's equity is included in additional paid-in capital in Anywhere Group's equity. Stock Repurchases The Company may repurchase shares of its common stock under authorizations from its Board of Directors. Shares repurchased are retired and not displayed separately as treasury stock on the condensed consolidated financial statements. The par value of the shares repurchased and retired is deducted from common stock and the excess of the purchase price over par value is first charged against any available additional paid-in capital with the balance charged to retained earnings. Direct costs incurred to repurchase the shares are included in the total cost of the shares. The Company's Board of Directors authorized a share repurchase program of up to $300 million of the Company's common stock in February 2022. The Company has not repurchased any shares under the share repurchase programs since 2022. As of September 30, 2025, $203 million remained available for repurchase under the share repurchase program. The Company is subject to limitations on share repurchases, which include compliance with the terms of our debt agreements. Stock-Based Compensation Effective February 28, 2025, the Board approved the Third Amended and Restated Anywhere Real Estate Inc. 2018 Long- Term Incentive Plan (the "Third A&R 2018 LTIP") which was approved by stockholders at the May 7, 2025 Annual Meeting, increasing the number of shares reserved under the plan by 6 million. During the first quarter of 2025, the Company granted (i) 2.2 million restricted stock units with a grant date fair value of $3.47 per unit and (ii) 0.4 million performance share units ("PSU") with a grant date fair value of $3.64 per unit under the second segment of the 2024 PSU award. Upon stockholder approval of the Third A&R 2018 LTIP in May 2025, the Company (i) awarded 2.2 million PSUs under the 2025 PSU award and (ii) granted 0.7 million PSUs with a grant date fair value of $4.02 per unit under the first segment of the 2025 PSU award. Both the 2024 and 2025 PSU awards will be earned based on the average achievement of three equally-weighted and annually-established free cash flow goals, with payouts subject to modification based on the Company's relative performance against its compensation peer group, as measured at the end of the three-year performance period, with the performance of the Company's direct real estate competitors weighted twice. Long-term Incentive Cash Awards The Company grants cash-settled awards to certain employees which include performance and time-vested awards. Performance awards generally vest based upon achievement against pre-established goals over a performance period and are generally paid in cash during the first quarter of the year after the end of the applicable performance period. Time-vested awards are primarily marked-to-market each period based on the Company’s stock price and typically vest over three years with 33.33% vesting on each anniversary of the grant date. Compensation expense related to these awards was $28 million and $12 million for the three months ended September 30, 2025 and 2024, respectively, and $42 million and $18 million for the nine months ended September 30, 2025 and 2024, respectively. 8. EARNINGS (LOSS) PER SHARE Earnings (loss) per share attributable to Anywhere Basic earnings (loss) per common share is computed based on net income (loss) attributable to Anywhere stockholders divided by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per common share is computed consistently with the basic computation plus the effect of dilutive potential common shares outstanding during the period. Dilutive potential common shares include shares that the Company could be obligated to issue from its outstanding stock-based compensation awards. For purposes of computing diluted earnings (loss) per common share, weighted average common shares do not include potentially dilutive common shares if their effect is anti-dilutive. As such, the shares that the Company could be obligated to issue from its stock options are excluded from the earnings (loss) per share calculation if the exercise price exceeds the average market price of common shares. The Company uses the treasury stock method to calculate the dilutive effect of outstanding stock-based compensation. 22 The following table sets forth the computation of basic and diluted (loss) earnings per share: Three Months Ended September 30, Nine Months Ended September 30, (In millions, except per share data) 2025 2024 2025 2024 Numerator: Net (loss) income attributable to Anywhere shareholders . . . . . . . . . . . . . . . . . . . $ (13) $ 7 $ (64) $ (64) Denominator: Weighted average common shares outstanding (denominator for basic (loss) earnings per share calculation) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112.0 111.3 111.8 111.1 Dilutive effect of stock-based compensation awards (a) (b) . . . . . . . . . . . . . . . . — 0.9 — — Weighted average common shares outstanding (denominator for diluted (loss) earnings per share calculation) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112.0 112.2 111.8 111.1 (Loss) earnings per share attributable to Anywhere shareholders: Basic (loss) earnings per share . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ (0.12) $ 0.06 $ (0.57) $ (0.58) Diluted (loss) earnings per share . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ (0.12) $ 0.06 $ (0.57) $ (0.58) (a) The Company was in a net loss position for the three months ended September 30, 2025 and both the nine months ended September 30, 2025 and 2024, and therefore, the impact of incentive equity awards was excluded from the computation of dilutive loss per share as the inclusion of such amounts would be anti-dilutive. (b) The three months ended September 30, 2024 exclude 7.1 million shares of common stock, respectively, issuable for incentive equity awards which includes performance share units based on the achievement of target amounts that are anti-dilutive to the diluted earnings per share computation. 9. SEGMENT INFORMATION The reportable segments presented represent those for which the Company maintains separate financial information regularly provided to and reviewed by its chief operating decision maker ("CODM") for performance assessment and resource allocation. The Company's CODM is the Company's Chief Executive Officer and President. The classification of reportable segments also considers the distinctive nature of services offered by each segment as follows: • Franchise Group is comprised of the Company's franchise business which franchises a portfolio of well-known, industry-leading franchise brokerage brands and also includes the Company's global relocation services operation and lead generation activities. • Owned Brokerage Group operates a full-service real estate brokerage business and also includes the Company's share of equity earnings or losses from its minority-owned real estate auction joint venture. • Title Group provides full-service title, escrow and settlement services to consumers, real estate companies, corporations and financial institutions primarily in support of residential real estate transactions. This segment also includes the Company's share of equity earnings or losses from Guaranteed Rate Affinity, its minority-owned mortgage origination joint venture, and from its minority-owned title insurance underwriter joint venture. The CODM evaluates the performance of the Company's reportable segments primarily through two measures: revenue and operating EBITDA. The CODM focuses on revenue and operating EBITDA by reportable segment in evaluating period over period performance, including budget-to-actual variances, while also taking into consideration current market conditions. This approach provides greater transparency into the operating results of each reportable segment and facilitates effective resource allocation. Operating EBITDA is defined as net income (loss) adjusted for depreciation and amortization, interest expense, net (excluding relocation services interest for securitization assets and securitization obligations), income taxes, and certain non- core items. Non-core items include non-cash stock-based compensation, restructuring and merger-related costs, impairments, former parent legacy items, legal contingencies unrelated to normal operations which currently includes industry-wide antitrust lawsuits and class action lawsuits, gains or losses on the early extinguishment of debt, impairments, and gains or losses on discontinued operations or the sale of businesses, investments, or other assets. Set forth in the tables below are Segment net revenues and a reconciliation to Total consolidated net revenues and Segment operating EBITDA and a reconciliation to Net (loss) income attributable to Anywhere and Anywhere Group before income taxes for the three and nine months ended September 30, 2025 and 2024: 23 Three Months Ended September 30, 2025 Franchise Group Owned Brokerage Group Title Group Totals Net revenues from external customers . . . . . . . . . . . . . . . $ 183 $ 1,340 $ 103 $ 1,626 Intersegment revenues (a) . . . . . . . . . . . . . . . . . . . . . . . . 90 — — 90 Segment net revenues . . . . . . . . . . . . . . . . . . . . . . . . . . . 273 1,340 103 1,716 Reconciliation of Segment net revenues to Total consolidated net revenues Elimination of intersegment revenues (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (90) Total consolidated net revenues . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,626 Less (b): Commission and other agent-related costs . . . . . . . . . . . — 1,067 — 1,067 Operating . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63 242 86 391 Marketing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23 27 4 54 General and administrative (c) . . . . . . . . . . . . . . . . . . . . 32 14 17 63 Equity in earnings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — (1) (3) (4) Other segment items (d) . . . . . . . . . . . . . . . . . . . . . . . . . — 2 — 2 Segment operating EBITDA . . . . . . . . . . . . . . . . . . . . . 155 (11) (1) 143 Reconciliation of Segment operating EBITDA to Net loss attributable to Anywhere and Anywhere Group before income taxes Unallocated amounts: Former parent legacy cost (benefit), net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — Loss (gain) on the early extinguishment of debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — Other corporate expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43 Depreciation and amortization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48 Interest expense, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47 Stock-based compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4 Restructuring and merger-related costs, net (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14 Impairments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1 Legal contingencies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — Gain on the sale of businesses, investments or other assets, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (1) Net loss attributable to Anywhere and Anywhere Group before income taxes . . . . . . . . . . . . . . . . . . . . . $ (13) (a) Intersegment revenues include intercompany royalties and marketing fees paid by Owned Brokerage Group to Franchise Group and are eliminated in consolidation. (b) The significant expense categories and amounts align with the segment-level information that is regularly provided to the chief operating decision maker. Intersegment expenses are included within the amounts shown. (c) General and administrative expenses exclude non-cash stock-based compensation. (d) Other segment items include Net income (loss) attributable to noncontrolling interests and other non-operating items. Amounts are immaterial to each segment. (e) Merger-related costs include $5 million of transaction-related expenses incurred in connection with the pending Merger with Compass which primarily consist of legal, advisory, accounting and other professional service fees. 24

Three Months Ended September 30, 2024 Franchise Group Owned Brokerage Group Title Group Totals Net revenues from external customers . . . . . . . . . . . . . . . $ 181 $ 1,258 $ 96 $ 1,535 Intersegment revenues (a) . . . . . . . . . . . . . . . . . . . . . . . . 86 — — 86 Segment net revenues . . . . . . . . . . . . . . . . . . . . . . . . . . . 267 1,258 96 1,621 Reconciliation of Segment net revenues to Total consolidated net revenues Elimination of intersegment revenues (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (86) Total consolidated net revenues . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,535 Less (b): Commission and other agent-related costs . . . . . . . . . . . — 998 — 998 Operating . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64 228 76 368 Marketing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24 26 5 55 General and administrative (c) . . . . . . . . . . . . . . . . . . . . 29 18 17 64 Equity in earnings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — (2) (4) (6) Other segment items (d) . . . . . . . . . . . . . . . . . . . . . . . . . (1) 1 — — Segment operating EBITDA . . . . . . . . . . . . . . . . . . . . . 151 (11) 2 142 Reconciliation of Segment operating EBITDA to Net income attributable to Anywhere and Anywhere Group before income taxes Unallocated amounts: Former parent legacy benefit, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (1) Gain on the early extinguishment of debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (7) Other corporate expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34 Depreciation and amortization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48 Interest expense, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38 Stock-based compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4 Restructuring costs, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6 Impairments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1 Legal contingencies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10 Loss (gain) on the sale of businesses, investments or other assets, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . — Net income attributable to Anywhere and Anywhere Group before income taxes . . . . . . . . . . . . . . . . . . $ 9 (a) Intersegment revenues include intercompany royalties and marketing fees paid by Owned Brokerage Group to Franchise Group and are eliminated in consolidation. (b) The significant expense categories and amounts align with the segment-level information that is regularly provided to the chief operating decision maker. Intersegment expenses are included within the amounts shown. (c) General and administrative expenses exclude non-cash stock-based compensation. (d) Other segment items include Net income (loss) attributable to noncontrolling interests and other non-operating items. Amounts are immaterial to each segment. 25 Nine Months Ended September 30, 2025 Franchise Group Owned Brokerage Group Title Group Totals Net revenues from external customers . . . . . . . . . . . . . . . $ 495 $ 3,728 $ 289 $ 4,512 Intersegment revenues (a) . . . . . . . . . . . . . . . . . . . . . . . . 251 — — 251 Segment net revenues . . . . . . . . . . . . . . . . . . . . . . . . . . . 746 3,728 289 4,763 Reconciliation of Segment net revenues to Total consolidated net revenues Elimination of intersegment revenues (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (251) Total consolidated net revenues . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4,512 Less (b): Commission and other agent-related costs . . . . . . . . . . . — 2,969 — 2,969 Operating . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 185 693 247 1,125 Marketing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65 78 11 154 General and administrative (c) . . . . . . . . . . . . . . . . . . . . 82 48 45 175 Equity in earnings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — (3) (5) (8) Other segment items (d) . . . . . . . . . . . . . . . . . . . . . . . . . (1) 1 — — Segment operating EBITDA . . . . . . . . . . . . . . . . . . . . . 415 (58) (9) 348 Reconciliation of Segment operating EBITDA to Net loss attributable to Anywhere and Anywhere Group before income taxes Unallocated amounts: Former parent legacy benefit, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (2) Gain on the early extinguishment of debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (2) Other corporate expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116 Depreciation and amortization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 143 Interest expense, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 119 Stock-based compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13 Restructuring and merger-related costs, net (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38 Impairments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7 Legal contingencies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — Gain on the sale of businesses, investments or other assets, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (5) Net loss attributable to Anywhere and Anywhere Group before income taxes . . . . . . . . . . . . . . . . . . . . . $ (79) (a) Intersegment revenues include intercompany royalties and marketing fees paid by Owned Brokerage Group to Franchise Group and are eliminated in consolidation. (b) The significant expense categories and amounts align with the segment-level information that is regularly provided to the chief operating decision maker. Intersegment expenses are included within the amounts shown. (c) General and administrative expenses exclude non-cash stock-based compensation. (d) Other segment items include Net income (loss) attributable to noncontrolling interests and other non-operating items. Amounts are immaterial to each segment. (e) Merger-related costs include $5 million of transaction-related expenses incurred in connection with the pending Merger with Compass which primarily consist of legal, advisory, accounting and other professional service fees. 26 Nine Months Ended September 30, 2024 Franchise Group Owned Brokerage Group Title Group Totals Net revenues from external customers . . . . . . . . . . . . . . . $ 490 $ 3,570 $ 270 $ 4,330 Intersegment revenues (a) . . . . . . . . . . . . . . . . . . . . . . . . 242 — — 242 Segment net revenues . . . . . . . . . . . . . . . . . . . . . . . . . . . 732 3,570 270 4,572 Reconciliation of Segment net revenues to Total consolidated net revenues Elimination of intersegment revenues (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (242) Total consolidated net revenues . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4,330 Less (b): Commission and other agent-related costs . . . . . . . . . . . — 2,832 — 2,832 Operating . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 187 668 222 1,077 Marketing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64 76 14 154 General and administrative (c) . . . . . . . . . . . . . . . . . . . . 81 64 43 188 Equity in earnings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — (3) (5) (8) Other segment items (d) . . . . . . . . . . . . . . . . . . . . . . . . . — (1) — (1) Segment operating EBITDA . . . . . . . . . . . . . . . . . . . . . 400 (66) (4) 330 Reconciliation of Segment operating EBITDA to Net loss attributable to Anywhere and Anywhere Group before income taxes Unallocated amounts: Former parent legacy cost, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1 Gain on the early extinguishment of debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (7) Other corporate expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 92 Depreciation and amortization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 151 Interest expense, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 117 Stock-based compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12 Restructuring costs, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24 Impairments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9 Legal contingencies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10 Loss (gain) on the sale of businesses, investments or other assets, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . — Net loss attributable to Anywhere and Anywhere Group before income taxes . . . . . . . . . . . . . . . . . . . . . $ (79) (a) Intersegment revenues include intercompany royalties and marketing fees paid by Owned Brokerage Group to Franchise Group and are eliminated in consolidation. (b) The significant expense categories and amounts align with the segment-level information that is regularly provided to the chief operating decision maker. Intersegment expenses are included within the amounts shown. (c) General and administrative expenses exclude non-cash stock-based compensation. (d) Other segment items include Net income (loss) attributable to noncontrolling interests and other non-operating items. Amounts are immaterial to each segment. 27 Reconciliations of reportable segment assets and other significant items to consolidated totals: Franchise Group Owned Brokerage Group Title Group Segment Total Unallocated Corporate Amounts Consolidated Total As of September 30, 2025 Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 4,375 $ 567 $ 501 $ 5,443 $ 300 $ 5,743 Investment in equity method investees . . . . . — 33 136 169 — 169 As of December 31, 2024 Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 4,326 $ 561 $ 509 $ 5,396 $ 240 $ 5,636 Investment in equity method investees . . . . . — 31 151 182 — 182 Three Months Ended September 30, 2025 Capital expenditures . . . . . . . . . . . . . . . . . . . $ 11 $ 8 $ 3 $ 22 $ 4 $ 26 Depreciation and amortization . . . . . . . . . . . . 30 11 2 43 5 48 Three Months Ended September 30, 2024 Capital expenditures . . . . . . . . . . . . . . . . . . . $ 7 $ 6 $ 2 $ 15 $ 3 $ 18 Depreciation and amortization . . . . . . . . . . . . 29 13 2 44 4 48 Nine Months Ended September 30, 2025 Capital expenditures . . . . . . . . . . . . . . . . . . . $ 28 $ 21 $ 7 $ 56 $ 13 $ 69 Depreciation and amortization . . . . . . . . . . . . 90 31 8 129 14 143 Nine Months Ended September 30, 2024 Capital expenditures . . . . . . . . . . . . . . . . . . . $ 20 $ 17 $ 5 $ 42 $ 12 $ 54 Depreciation and amortization . . . . . . . . . . . . 88 36 15 139 12 151 28